UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Waiver and Amendment to Credit Agreement

The information disclosed below under Item 2.03 is incorporated herein by reference.

Acquisition of DePuy New Bedford, MA Manufacturing Facility

On December 14, 2007, Symmetry Medical Inc., through its wholly owned subsidiaries Symmetry Medical New Bedford, LLC and Symmetry New Bedford Real Estate, LLC (“Symmetry”), entered into a definitive agreement with DePuy Orthopaedics, Inc., (“DePuy”) whereby Symmetry will purchase DePuy’s orthopaedic instrument manufacturing facility located in New Bedford, MA (the “Agreement”). The purchase price is $45 million in cash, subject to certain post closing adjustments. Pursuant to the Agreement, Symmetry will be purchasing substantially all of the assets and real estate held in connection with Depuy’s New Bedford, Massachusetts facility.

In connection with the Agreement, Symmetry and DePuy will enter into a supply agreement which will require DePuy to make minimum purchases from the New Bedford facility for a four year period following the close of the acquisition. The agreement stipulates that these purchases are incremental to other products Symmetry presently or previously produced on DePuy’s behalf. The volume commitment from DePuy totals $106 million over the four year period.

Please see Press Release furnished as Exhibit 99.1.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company is the borrower under an Amended and Restated Credit Agreement dated June 13, 2006, among the Company, the various lenders named therein and Wachovia Bank, National Association, as Administrative Agent (“Credit Agreement”). A copy of the Credit Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filing dated June 14, 2006.

As previously reported in the Company’s Current Reports on Form 8-K dated October 5, 2007, and October 11, 2007, the Company discovered accounting irregularities at its Sheffield, UK operating unit, resulting in the Administrative Agent’s notice to the Company that a default had occurred under the Credit Agreement. On October 10, 2007, the Company entered into a forbearance agreement under which the lenders agreed to forebear, until January 7, 2008, from exercising their rights and remedies available to them under the Credit Agreement, with respect to the events of default. A copy of the Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filing dated October 11, 2007.

On December 14, 2007, the Company, certain of the Company’s subsidiaries, and Wachovia Bank, National Association, as Administrative Agent, entered into a Waiver, Amendment and Term A-2 Loan Incremental Term Loan Amendment to Amended and Restated Credit Agreement (“Waiver”). Pursuant to the terms of the Waiver, the Administrative Agent waived specified events of default existing under the Credit Agreement. In addition, the Administrative Agent, on behalf of itself and certain other lenders, (i) consented to the acquisition of assets pursuant to an Asset Purchase Agreement among DePuy Orthopaedics, Inc. and certain subsidiaries of the Company (“Acquisition”), as described above in Item 1.01, and (ii) committed to extend additional senior secured credit in the aggregate amount of $60,000,000 (the “Incremental Term Loan”), and modify the terms of the Credit Agreement accordingly. Proceeds of the Incremental Term Loan are to be used to fund the Acquisition; to pay, in part, the Company’s existing revolving credit facility; and to pay fees and expenses in connection with the Waiver.

Credit under the Incremental Term Loan will not be extended until the Company and its subsidiaries have delivered to the Administrative Agent (i) executed documents, including the Waiver, documents granting security in collateral, legal opinions, and certifications by organizational officers; (ii) assurances with respect to the collateral to be pledged to the Administrative Agent; (iii) financial statements and covenant calculations; and (iv) the fees required to be paid in connection with the Waiver. In addition, the Incremental Term Loan will not be consummated if a default exists under the Credit Agreement either before or after giving effect to the Incremental Term Loan.

The Incremental Term Loan will mature June 13, 2011. Quarterly installments of principal are to be paid so as to reduce the principal balance by five percent (5%) in 2008, ten percent (10%) in 2009, fifteen percent (15%) in 2010 and seventy percent (70%) in 2011. The Company retains the right to have borrowed funds bear interest at the London Interbank Offered Rate (LIBOR) plus an applicable margin or at a “Base Rate” plus an applicable margin. The applicable margins have been modified under the Waiver, and until such time as the Company is current in filing its reports under Section 13 and 15(d) of the Securities Exchange Act, as amended, all applicable margins are increased by 0.50% and the margins are to be determined as though the Company’s Total Leverage Ratio is greater than or equal to 2.0 to 1.0. In addition, until such time as the Company is current in filing its reports under the Securities Exchange Act, the Company is limited in its ability to borrow under its current revolving credit facility.

Other terms of the Credit Agreement remain substantially unchanged by the Waiver.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

10.1

Waiver, Amendment and Term A-2 Loan Incremental Term Loan Amendment to Amended and Restated Credit Agreement, executed December 14, 2007, among Symmetry Medical Inc., as Borrower and Wachovia Bank, National Association, as Administrative Agent and Term A-2 Loan Lender.

10.2*	Asset Purchase Agreement, dated December 14, 2007, between Symmetry Medical New Bedford, LLC, Symmetry New Bedford Real Estate, LLC, and DePuy Orthopaedics, Inc.

99.1	“Symmetry Medical to Acquire DePuy Orthopedic Instrument Facility” Press Release issued by Symmetry Medical Inc. dated December 17, 2007.

*              The schedules and exhibits to this Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be furnished to staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: December 17, 2007	Name:	Fred L. Hite
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Waiver, Amendment and Term A-2 Loan Incremental Term Loan Amendment to Amended and Restated Credit Agreement, executed December 14, 2007, among Symmetry Medical Inc., as Borrower and Wachovia Bank, National Association, as Administrative Agent and Term A-2 Loan Lender.

10.2*	Asset Purchase Agreement, dated December 14, 2007, between Symmetry Medical New Bedford, LLC, Symmetry New Bedford Real Estate, LLC, and DePuy Orthopaedics, Inc.

99.1	“Symmetry Medical to Acquire DePuy Orthopedic Instrument Facility” Press Release issued by Symmetry Medical Inc. dated December 17, 2007.

*              The schedules and exhibits to this Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be furnished to staff upon request.